Exhibit 10.31

December 20, 2000

Dominion Securities, Inc.
7835 East Redfield, #200
Scottsdale, AZ 85260

Attention:  Mr. Trond Matteson, Vice President

Dear Trond

Re: SETTLEMENT OF CLIENT SERVICES AGREEMENT ACCOUNT BETWEEN DOMINION SECURITIES, INC. AND SOLPOWER CORPORATION

Further to our meeting yesterday this letter is to confirm that we have agreed to settle the $189,795 that we currently owe Dominion Capital, Inc. as follows:

1. Payments made to Billingtons and Stillman in January, February and March 2000 in the amount of $35,000 plus the March 2000 billing to Dominion Capital, Inc. of $15,000 for a total of $50,000 payable in 125,000 shares issued at $0.40 per share to Trond Matteson.

2. Billings to Dominion Capital, Inc. for the months of April through part of October 2000 at the rate of $15,000 for a total of $100,000 payable in 250,000 shares issued at $0.40 per share to Dominion Capital, Inc.

3. Billings to Dominion Capital, Inc. for balance of October through December 2000 for a total of $39,795 payable in 250,000 shares issued in the form of a warrant to Dominion Capital, Inc. exercisable at $0.40 per share up to December 31, 2002..
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If the above meets with your approval please sign where indicated below and
I will proceed with Board of Directors approval and issuance of the shares and warrant.

Respectfully

/s/ James H. Hirst

James H. Hirst
Secretary/Treasurer


Acknowledged and Agreed this 20th day of December, 2000

DOMINION CAPITAL, INC.


Per: /s/ Trond Matteson
    -----------------------------------
    Trond Matteson, Vice President

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